UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2011

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Spring Parkway Plano, TX 75021
(Address of principal executive offices) (Zip Code)

(972) 378-6600
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 1, 2011, League Now Holdings Corporation (the “Company”) entered into an Exchange Agreement (the “Agreement”) with Pure Motion, Inc. (“Pure Motion”), Mario Barton (“Barton”) and the shareholders of Pure Motion (the “Pure Motion Holders”). Pursuant to the Agreement, the Pure Motion Holders have agreed to cancel all common shares of the Company issued as consideration for entering into the Share Exchange Agreement dated October 6, 2010 (the “2010 Exchange”) among the Company, James Pregiato (“Pregiato”), Pure Motion and the Pure Motion Holders. Additionally, the Company has agreed to transfer 95% of the Pure Motion Stock received as consideration in the 2010 Exchange in consideration for Pure Motion entering into a License Agreement (the “License Agreement”) with the Company.

Furthermore, Barton and Pure Motion have agreed to indemnify and release the Company from all amounts of the outstanding legal fees owed by the Company to Burkhalter Kessler Goodman & George LLP (the “Burkhalter Release”). Additionally, Pure Motion and Barton will indemnify and release the Company from all claims of legal fees and all other fees incurred by Pure Motion from the closing date of the 2010 Exchange to the closing date of the Agreement (the “Company Release”).  In addition, Barton has agreed to serve as the Company’s Chief Executive Officer, Chief Financial Officer and as a member of our board of directors for a maximum period of 1 year of the closing date of the Agreement.

License Agreement

As a result of the License Agreement, Pure Motion has granted a license to the Company for the use of its patented motion capturing technology. The licensing agreement is an exclusive license for a period of 12 months for all medical applications for the technology and after 12 months it would become non-exclusive giving Pure Motion the right to utilize the technology for the same purposes.  Pure Motion shall receive 10% of gross revenue for the rights of the license. In addition, Barton shall serve as a consultant to the Company for the duration of the License Agreement and shall be compensated by Pure Motion from any revenue received from the use of the license.

The above description of the Agreement, the Burkhalter Release, the Company Release and the License Agreement  (collectively the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to the Agreements which the Company has filed as exhibits to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2011, Mr. Ryan W. Drutman resigned as President of the Company. Mr. Drutman’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

On May 26, 2011, Mr. Brooks Thiele and Mr. Doug Anderson resigned as Directors of the Company. Mr. Thiele’s and Mr. Anderson’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 9.01  Financial Statement and Exhibits

(d)  Exhibits

Exhibit No.	Description
2.1	Exchange Agreement by and between the Company, Pure Motion, Mario Barton and the Pure Motion Shareholders,
10.1	Technology License Agreement by and between Pure Motion, Inc. and the Company
10.2	Settlement Agreement by and between Burkhalter Kessler Goodman& George LLP and the Company
10.3	Settlement Agreement by and between the Company, Mario Barton and James Pregiato

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: July 27, 2011	By:	/s/Mario Barton
Mario Barton
Chief Executive Officer